UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 16, 2018

RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction
of Incorporation)

001-38248	46-3951329
(Commission File Number)	(I.R.S. Employer Identification No.)
4521 Sharon Road, Suite 370 Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

(704) 448-5240
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into Material Definitive Agreement.

The information in Item 2.03 below is incorporated into this Item 1.01 by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On February 20, 2018, RumbleOn, Inc., a Nevada corporation (the “Company”), notified NextGear Capital, Inc. ("NextGear") that it was terminating that certain floor plan line of credit (the “NextGear Facility”), dated November 2, 2017, between NextGear and RMBL Missouri, LLC, a wholly owned subsidiary of the Company (the “Borrower”), and all security or other credit documents entered into in connection therewith. At the time of notification, there was no indebtedness outstanding under the NextGear Facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 16, 2018, the Company, through Borrower, entered into an Inventory Financing and Security Agreement (the "Credit Facility") with Ally Bank, a Utah chartered state bank (“Ally Bank”) and Ally Financial, Inc., a Delaware corporation (“Ally” together with Ally Bank, the “Lender”), pursuant to which the Lender may provide up to $25 million in financing, or such lesser sum which may be advanced to or on behalf of the Borrower from time to time, as part of its floorplan vehicle financing program. Advances under the Credit Facility require the Company maintain 10.0% of the advance amount as restricted cash.

Advances under the Credit Facility will bear interest at a per annum rate designated from time to time by the Lender and will be determined using a 365/360 simple interest method of calculation, unless expressly prohibited by law. Advances under the Credit Facility, if not demanded earlier, are due and payable for each vehicle financed under the Credit Facility as and when such vehicle is sold, leased, consigned, gifted, exchanged, transferred, or otherwise disposed of. Interest under the Credit Facility is due and payable upon demand, but, in general, in no event later than 60 days from the date of request for payment.

Upon any event of default (including, without limitation, the Borrower’s obligation to pay upon demand any outstanding liabilities of the Credit Facility), the Lender may, at its option and without notice to the Borrower, exercise its right to demand immediate payment of all liabilities and other indebtedness and amounts owed to Lender and its affiliates by the Borrower and its affiliates.

 The Credit Facility is secured by a grant of a security interest in the vehicle inventory and other assets of the Borrower and payment is guaranteed by the Company pursuant to a guaranty in favor of the Lender (the “Corporate Guaranty”), and secured by the Company pursuant to a General Security Agreement (the “Security Agreement”), copies of which are attached as Exhibits 10.3 and 10.4 hereto.

The foregoing descriptions of the Credit Facility and the Guaranty are qualified in their entirety by reference to the full text of the Inventory Financing and Security Agreement, the Addendum to the Inventory Financing and Security Agreement, the Corporate Guaranty and the Security Agreement, which are attached to this Report as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively and incorporated by reference into this Item 2.03.

The Company filed a press release announcing the entry into the Credit Facility on February 21, 2018. A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated by reference in this Report.

Item 9.01.
Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Inventory Financing and Security Agreement, by and among RMBL Missouri, LLC, Ally Bank and Ally Financial, Inc., dated February 16, 2018.
10.2	Addendum to Inventory Financing and Security Agreement, by and among RMBL Missouri, LLC, Ally Bank and Ally Financial, Inc., dated February 16, 2018.
10.3	Cross Collateral, Cross Default and Guaranty Agreement, by and among Ally Bank, Ally Financial, Inc., RumbleOn, Inc., and RMBL Missouri, LLC, dated February 16, 2018.
10.4	General Security Agreement, by and among RumbleOn, Inc., Ally Bank and Ally Financial, Inc., dated February 16, 2018.
99.1	Press Release, dated February 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: February 23, 2018	By:	/s/ Steven R. Berrard
Steven R. Berrard
Chief Financial Officer

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